UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2015 (September 26, 2015)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01.    Other Events.

On September 26, 2015, NewLink Genetics Corporation (the "Company") presented early-stage clinical data from a Phase 1b study to determine the safety of indoximod, the Company’s wholly owned indoleamine 2,3 dioxygenase (IDO) pathway inhibitor, in combination with ipilimumab for the treatment of patients with unresectable stage 3 or 4 melanoma, at the European Cancer Congress 2015 in Vienna, Austria (the “ECC”).
On September 27, 2015, the Company presented early-stage clinical data from a phase 1a study of GDC-0919, an IDO checkpoint inhibitor being developed in collaboration with Genentech, a member of the Roche Group, at the ECC.

The press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1
Press Release, dated September 26, 2015, entitled “NewLink Genetics Corporation Announces Promising Phase 1b Data from the Combination of Indoximod and Ipilimumab in Melanoma at European Cancer Congress 2015 (ECC)”

99.2	Press Release, dated September 27, 2015, entitled “NewLink Genetics Corporation Announces Promising Clinical Data at European Cancer Congress 2015 (ECC)”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    September 28, 2015

NewLink Genetics Corporation

By:	/s/ John B. Henneman III
John B. Henneman III
Its:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1
Press Release, dated September 26, 2015, entitled “NewLink Genetics Corporation Announces Promising Phase 1b Data from the Combination of Indoximod and Ipilimumab in Melanoma at European Cancer Congress 2015 (ECC)”

99.2	Press Release, dated September 27, 2015, entitled “NewLink Genetics Corporation Announces Promising Clinical Data at European Cancer Congress 2015 (ECC)”